EXHIBIT 23.1

[DELOITTE TOUCHE TOHMATSU LETTERHEAD]

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-13320 and No. 333-10312 of Highway Holdings Limited on Form S-8 of our report dated June 25, 2003, appearing in this Annual Report on Form 20-F of Highway Holdings Limited for the year ended March 31, 2003.

/s/ Deloitte Touche Tohmatsu

Hong Kong

June 25, 2003